UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Lydall, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING

To Be Held April 27, 2006

To:    The Owners of Lydall, Inc. Common Stock

The Annual Meeting of Stockholders of Lydall, Inc. will be held in The Autorino Great Hall of The Bushnell Center for the Performing Arts, 166 Capitol Avenue, Hartford, Connecticut on April 27, 2006 at 9:00 a.m. Validation for parking will be available to stockholders who park in the ProPark parking lot located at the intersection of West and Elm Streets. Directions to the parking lot can be found at www.lydall.com. The purposes of the meeting are to:

1.	Elect eight Directors to serve until the next Annual Meeting of Stockholders to be held in 2007;

2.	Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year 2006; and

3.	Transact any other business that may properly come before the meeting.

All Stockholders are invited and encouraged to attend the meeting. However, whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to vote promptly and submit your proxy by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed prepaid envelope. If you decide to attend the Annual Meeting, you have the right to vote in person even if you have previously submitted your proxy.

YOUR VOTE IS IMPORTANT.

Sincerely,

Mary A. Tremblay

Vice President, General Counsel and Corporate Secretary

Manchester, CT

March 21, 2006

Proxy Statement

GENERAL

This proxy statement of Lydall, Inc. (“Lydall” or the “Company”), a Delaware corporation, is being mailed or otherwise furnished to stockholders on or about March 21, 2006 in connection with the solicitation by the Board of Directors of Lydall of proxies to be voted at the Annual Meeting of Stockholders. The Annual Meeting will be held on April 27, 2006 at 9:00 a.m. in The Autorino Great Hall of The Bushnell Center for the Performing Arts located at 166 Capitol Avenue in Hartford, Connecticut.

Enclosed with this proxy statement and Notice of Annual Meeting is a proxy card on which the Board of Directors requests that you vote in favor of: (i) the election of all nominees for Directors of the Company to serve until the next Annual Meeting of Stockholders to be held in 2007 and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year 2006.

You may vote by telephone, over the Internet, by mail, or in person. To vote by telephone or over the Internet, please follow the instructions on the enclosed proxy card. If you vote by telephone or over the Internet, it is not necessary to mail your proxy card. To vote by mail, please complete, sign and mail the proxy card in the enclosed prepaid envelope. If you wish to vote in person, written ballots will be available at the meeting. However, if your shares are held in street name (i.e., in a brokerage account), you must request a proxy from your broker in order to vote at the meeting.

We would appreciate your vote as soon as possible for use at the Annual Meeting or at any adjournments of the Annual Meeting. Properly executed proxies received by Lydall’s Corporate Secretary before the meeting will be voted as directed unless revoked. A proxy may be revoked at any time before it is exercised by: (a) notifying Lydall’s Corporate Secretary in writing; (b) delivering a proxy with a later date; or (c) attending the meeting and voting in person.

Unless you indicate otherwise on your proxy, shares represented by proxies properly voted by telephone, over the Internet or signed and returned to the Company will be voted “FOR” the nominees for the Board of Directors named in the proxy and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

Under the applicable provisions of the Company’s Bylaws, the presence, either in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

The election of Directors requires the affirmative vote of a plurality of the votes cast by the holders of shares who are present in person or represented by proxy at the Annual Meeting and are entitled to vote on the matter. With respect to all other matters, including ratification of the independent auditors, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote shall be the act of the stockholders. If, however, the question is one upon which, by express provision of an applicable statute, the Certificate of Incorporation or the Bylaws of the Company, a different vote is required, such express provision shall govern.

For purposes of determining the number of votes cast with respect to the election of Directors, only those votes cast “FOR” all nominees, “WITHHOLD AUTHORITY FOR ALL NOMINEES”, or specifying that votes be withheld from one or more designated nominees, or providing the designated proxies with the right to vote in their discretion, are counted. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by stockholders. Abstentions, therefore, will not have any effect on the outcome of the voting for the election of Directors but will have the same effect as a negative vote for all other matters presented to stockholders at the Annual Meeting. If a broker, other holder of record, or nominee indicates on a proxy that it does not have authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. As a result, these so-called “broker non-votes” will not have any effect on the outcome of the voting at the Annual Meeting.

All costs of solicitation of proxies will be borne by the Company. Other costs anticipated are those ordinarily incurred in connection with the preparation and mailing of proxy material. In addition to solicitations by mail, the Company’s Directors, officers and other employees, without additional remuneration, may solicit proxies by telephone and in person.

Only holders of record of Lydall’s common stock, par value $.10 per share (“Common Stock”), at the close of business on February 27, 2006 (the “Record Date”) are entitled to vote at the meeting. On that date, there were 16,210,079 shares of Common Stock outstanding, the holders of which are entitled to one vote per share.

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ELECTION OF LYDALL DIRECTORS

The Corporate Governance Committee of the Board of Directors has selected Mr. Lee A. Asseo, Ms. Kathleen Burdett, Messrs. W. Leslie Duffy, Matthew T. Farrell, David Freeman, William D. Gurley, Ms. Suzanne Hammett, and Mr. S. Carl Soderstrom, Jr. as nominees for election as Directors of the Company for a term of one year, until the next Annual Meeting. Each nominee, with the exception of Mr. Gurley, is currently serving as a Director.

The only nominee for Director who is a current employee of the Company is the President and Chief Executive Officer, David Freeman. The Company intends to maintain its Board with a majority of independent Directors, as required by the applicable rules of the New York Stock Exchange (“NYSE”).

Under the Certificate of Incorporation of the Company, the Board of Directors is empowered to establish the number of directorships between three and fifteen. The Board of Directors has currently fixed the number of directorships at eight.

Additional nominations for Director may be made from the floor by stockholders who have complied fully with the advance notice procedures set forth in the Bylaws of the Company. See “Stockholder Proposals and Nominations for Director” below. It is the intention of the proxy committee to vote only for the Director nominees described below in this proxy statement. Proxies cannot be voted for a greater number of persons than the number of nominees named.

All nominees have indicated that they are willing and able to serve as Directors if elected. Should any of such nominees become unable or unwilling to serve, the proxy committee intends to vote for the replacement or replacements selected by the Corporate Governance Committee of the Board of Directors.

The Board of Directors recommends that stockholders vote FOR the election of nominees referred to in this section.

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RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The firm of PricewaterhouseCoopers LLP has audited the consolidated financial statements of Lydall for several years, and the Audit Review Committee desires to continue the services of this firm for the current fiscal year. The Audit Review Committee has, therefore, appointed PricewaterhouseCoopers LLP to serve as independent auditors to conduct an audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2006. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and are expected to be available to respond to appropriate questions.

Appointment of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Audit Review Committee has recommended that the Board of Directors submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Review Committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm, or another, without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Review Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2006.

Principal Fees and Services

The following table presents fees for professional audit services for the audit of the Company’s annual consolidated financial statements for fiscal years ended December 31, 2005 and December 31, 2004, and fees for other services rendered by PricewaterhouseCoopers LLP during those periods:

Fee Category:	Fiscal 2005	% of Total	Fiscal 2004		% of Total
Audit fees	$1,227,000	85.9%	$1,645,164	(1)	74.3%
Audit-related fees	13,000	0.9%	276,200		12.5%
Tax fees	186,022	13.0%	291,715		13.2%
All other fees	2,300	0.2%	2,150		0.0%
Total Fees	$1,428,322	100%	$2,215,229		100%

(1)	The 2004 “Audit fees” originally reported in the 2004 proxy statement increased by $61,164 due to a final billing from PricewaterhouseCoopers LLP related to incremental efforts in completing their audit procedures performed in connection with their 2004 audit of the Company’s consolidated financial statements that were not finalized and billed until April 2005.

Audit fees are related to services rendered in connection with the annual audit of the Company’s consolidated financial statements, including Sarbanes-Oxley Section 404 controls testing, the quarterly reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and international statutory audits. The majority of the work was performed by full-time, permanent employees of PricewaterhouseCoopers LLP. Audit-related fees in 2005 consisted primarily of consultation concerning accounting and financial reporting standards and in 2004, fees for Sarbanes-Oxley implementation guidance and audits of the financial statements of the Company’s employee benefit plans. Tax fees consisted primarily of tax compliance and advisory services. These services consisted of fees billed for professional services related to federal, state, local and international tax compliance. All other fees were for insignificant miscellaneous services. No portion of these fees was related to system design or implementation services.

All of the services described above were approved by the Audit Review Committee pursuant to the Securities and Exchange Commission rules that require audit committee pre-approval of audit and non-audit services. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Review Committee is required. The Audit Review Committee reviews these requests and advises management and the independent auditors if the Audit Review Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors report to the Audit Review Committee the actual spending for such projects and services as compared with the approved amounts. The Audit Review Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Review Committee, provided that any such pre-approvals are reported at the next Audit Review Committee meeting.

The Audit Review Committee has considered whether the services provided by PricewaterhouseCoopers LLP, other than audit services, are compatible with maintaining that firm’s independence and has concluded that PricewaterhouseCoopers LLP is independent.

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BOARD OF DIRECTORS

Nominees for election at the April 27, 2006 Annual Meeting to serve for a term of one year or until the 2007 Annual Meeting:

Lee A. Asseo, 68, is a retired Chairman of the Board and Chief Executive Officer of The Whiting Company, a manufacturer of synthetic fibers for the brush industry, which he joined in 1983. Mr. Asseo retired from The Whiting Company in 1996. He previously served as a Lydall Director from 1985 through May 2003. Mr. Asseo was reelected to the Lydall Board of Directors in April 2004. Mr. Asseo serves as Chair of the Compensation and Stock Option Committee and as a member of the Corporate Governance Committee.

Kathleen Burdett, 50, was the Vice President and Chief Financial Officer of the former Dexter Corporation until its merger with Invitrogen Corporation in 2000, after which she served as a consultant to Invitrogen through 2002. Ms. Burdett was a member of the Board of Directors of Life Technologies, Inc. from 1995 through 2000 where she chaired the Audit Committee and served as a member of the Executive and Compensation Committees. Ms. Burdett was appointed to the Lydall Board of Directors in June 2003. Ms. Burdett serves as Chair of the Audit Review Committee.

W. Leslie Duffy, 66, is the Chairman of the Board of Lydall and a partner in the law firm of Cahill Gordon & Reindel LLP. He has been with that law firm since 1965. He has been a Lydall Director since 1992. Mr. Duffy served as Chair of the Corporate Governance Committee and as a member of the Compensation and Stock Option Committee until his appointment as Chairman of the Board on August 18, 2004. He now serves as a member of the Corporate Governance Committee.

Matthew T. Farrell, 49, is the Executive Vice President and Chief Financial Officer of Alpharma Inc., a specialty pharmaceutical company, which he joined in 2002. Mr. Farrell began his career with KPMG Peat Marwick LLP. He was named an audit partner in 1989. He joined AlliedSignal in 1994 as Director, Corporate Audit, and in 1996, he was appointed Chief Financial Officer of the Specialty Chemicals business. In 2000, Mr. Farrell joined Ingersoll-Rand as Vice President, Investor Relations and Communications and was a member of Ingersoll-Rand’s enterprise leadership team. He was appointed to the Lydall Board of Directors in August 2003. Mr. Farrell serves as a member of the Audit Review and the Compensation and Stock Option Committees.

David Freeman, 61, is the President and Chief Executive Officer of Lydall, a position he assumed on July 1, 2003. Prior to joining Lydall’s management, he was a Professor of International Business at Central Connecticut State University. He is also a retired Chairman and Chief Executive Officer of Loctite Corporation, which he joined in 1974. Mr. Freeman retired from Loctite in 2000. In 2003, Mr. Freeman became a director of National Grange Mutual, an insurance company. He became a Lydall Director in 1998.

William D. Gurley, 57, is the retired President and Chief Executive Officer of Stanadyne Corporation, an engine components and fuel systems manufacturer, a position he assumed in 1995. During his 21-year career with Stanadyne, he held numerous management positions within that Corporation including Executive Vice President of Marketing, Engineering and Operations. Mr. Gurley was elected as a Director of Stanadyne Corporation in 1989. Mr. Gurley retired from Stanadyne in 2006. Prior to joining Stanadyne, Mr. Gurley was with Garrett Corporation’s Automotive Products Division (now owned by Honeywell) and the Packard Electric Division of General Motors Corporation (now a division of Delphi). Mr. Gurley was appointed Director-Elect to the Lydall Board of Directors on October 20, 2005. He is also a member of the New England Advisory Council of the Federal Reserve Bank of Boston.

Suzanne Hammett, 50, is the Executive Vice President, Chief Risk Officer for the Radian Group Inc., a credit enhancement company headquartered in Philadelphia, PA, a position she began in July 2005. Ms. Hammett is also a former Executive Vice President of J.P. Morgan Chase & Co. During her 26-year career with J.P. Morgan Chase & Co., she held numerous positions within the investment bank including Head of Credit Risk Portfolio. She was Head of Credit Risk Policy for that firm until early 2004. Ms. Hammett became a Lydall Director in 2000. She serves as a member of the Audit Review Committee and the Compensation and Stock Option Committee.

S. Carl Soderstrom, Jr., 52, is the former Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc., and had been with that company from 1986 to 2004. He has also held several senior management positions in engineering, quality, and procurement. Prior to joining ArvinMeritor, Mr. Soderstrom was with General Electric Company and the ALCO Controls Division of Emerson Electric. He was appointed to the Lydall Board of Directors in June 2003. Mr. Soderstrom is the Chair of the Corporate Governance Committee and a member of the Audit Review Committee. He is also a member of the FreightCar America Board of Directors and serves as a member Chairman of its Audit Committee and as a member of its Nominating and Corporate Governance Committee.

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CORPORATE GOVERNANCE

Pursuant to the Delaware General Corporation Law and the Company’s Bylaws, the Company’s business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. Lydall currently has eight members of the Board and is nominating eight for election as Directors. Included in the eight nominees is William D. Gurley, who was appointed Director-Elect by the Board on October 20, 2005. While Mr. Gurley currently has no vote in Board decisions, the Board believed it to be good governance for him to attend meetings in order to become familiar with the Directors and the Board’s processes.

The Board has three standing committees:

•	The Audit Review Committee, the members of which are: Kathleen Burdett (Chair), Matthew T. Farrell, Suzanne Hammett and S. Carl Soderstrom, Jr. The Audit Review Committee focuses its efforts on the following three areas: (i) the adequacy of the Company’s internal controls (including compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002), the financial reporting process, and the integrity of the Company’s financial statements; (ii) the performance of the Company’s internal audit function and the qualifications, independence and performance of the Company’s independent auditors; and (iii) the Company’s compliance with legal and regulatory requirements.

The Committee meets periodically with management to consider the adequacy of the Company’s internal controls and its financial reporting process. It also discusses these matters with the Company’s internal auditors, independent auditors, and appropriate Company financial personnel. The Committee reviews the Company’s financial statements and discusses them with management and the independent auditors before those financial statements are filed with the Securities and Exchange Commission. The Committee regularly meets privately with the independent auditors, has the sole authority to retain and dismiss the independent auditors, and periodically reviews their performance and independence from management. The independent auditors have unrestricted access to, and report directly to, the Committee.

Audit Committee Financial Expert.    The Board has determined that each member of the Committee is “financially literate” within the meaning of the NYSE listing standards is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K, and is “independent” for purposes of NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”).

•	The Compensation and Stock Option Committee, the members of which are: Lee A. Asseo (Chair), Matthew T. Farrell and Suzanne Hammett. The Compensation and Stock Option Committee: (i) reviews and approves the compensation of the Chief Executive Officer and executive officers of the Company; (ii) approves contracts with executive officers; and (iii) approves the granting of restricted stock awards, stock options and stock awards to key employees pursuant to the Company’s equity and compensation plans. See “Compensation and Stock Option Committee Report on Executive Compensation” below.

•	The Corporate Governance Committee, the members of which are: S. Carl Soderstrom, Jr. (Chair), Lee A. Asseo and W. Leslie Duffy. The Corporate Governance Committee, which also functions as a nominating committee: (i) considers stockholder-proposed nominees for Director (see “Stockholder Proposals and Nominations for Director” below); (ii) reviews the composition of the Board to determine qualifications and expertise needed; (iii) identifies and selects prospective nominees for Director; (iv) periodically reviews the Company’s corporate governance guidelines; (v) periodically reviews the performance of the Board and its members and makes recommendations to the Board concerning the number, function and composition of the Board’s committees; and (vi) makes recommendations to the Board from time-to-time as to matters of corporate governance.

The Board has adopted a charter for each of the three standing committees and corporate governance guidelines that address the makeup and functioning of the Board. The Board has also adopted a code of conduct that applies to all employees, officers and Directors. Links to these materials can be found on Lydall’s website at: www.lydall.com.1

Independence Determination

The Board has made its annual determination, concluding that all of the non-employee Directors, including all of those who serve on the above described committees, are “independent” for purposes of Section 303A of the Listed Company Manual of the NYSE, and that the members of the Audit Review Committee are also “independent” for purposes of Section 10A(m)(3) of the Exchange Act. The Board has adopted categorical independence standards which are set forth in the Company’s Corporate Governance Guidelines (see Appendix A or www.lydall.com). The Board has determined that each non-employee Director meets

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[1]	All materials available at www.lydall.com are also available to stockholders in print, upon written request to Lydall’s Corporate Secretary.

those standards. The Board based these determinations primarily on a review of the responses of the Directors and executive officers to questions regarding employment and compensation history, affiliations, family and other relationships, together with an examination of those companies with whom the Company transacts business.

During fiscal year 2005, the Board held six meetings and acted by unanimous written consent on one occasion. The Audit Review Committee held 13 meetings, the Compensation and Stock Option Committee held four meetings and the Corporate Governance Committee held five meetings. None of the Directors attended fewer than 95 percent of the total number of meetings of the Board of Directors and the Board committees of which he or she was a member during fiscal year 2005, with the exception of Mr. Skomorowski, who attended 67 percent of the Board meetings. It is the Board’s practice to meet in executive session without members of management present at every Board meeting. These sessions are presided over by the Chairman.

A Board meeting is scheduled in conjunction with the Company’s Annual Meeting of Stockholders, and according to the Corporate Governance Guidelines, all of the Director nominees are expected to attend the Annual Meeting of Stockholders. All nominees, with the exception of Director-Elect William Gurley, attended last year’s Annual Meeting of Stockholders.

Board Nominations

The Board believes that it should be comprised of Directors with varied, complementary backgrounds, and that Directors should, at a minimum, have expertise that may be useful to the Company. Directors should also possess the highest ethical standing and proven integrity and should be willing and able to devote the required amount of time to the Company’s business. When considering candidates for Director, the Corporate Governance Committee takes into account a number of factors, including the following criteria approved by the Board: (i) whether the candidate is independent under the NYSE independence requirements, the rules and regulations under the Exchange Act, and the independence standards adopted by the Board; (ii) whether the candidate has skills and expertise needed by the Board; (iii) whether the candidate has demonstrated ability and sound judgment; (iv) what the candidate’s prior experience as a corporate director with public and/or manufacturing companies is; (v) what the candidate’s existing time commitments and obligations are; (vi) what the candidate’s relevant financial expertise is, if the candidate would serve on the Audit Review Committee; and (vii) the size and composition of the existing Board.

The Committee will consider candidates for Director suggested by stockholders, applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for Director should write to Lydall’s Corporate Secretary at the address set forth below and include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•	The name and contact information of the candidate;

•	A statement of the candidate’s business and educational experience;

•	Information regarding each of the factors listed above, other than the factor regarding Board size and composition, sufficient to enable the committee to evaluate the candidate;

•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	A statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

Before nominating a current Director for reelection at an Annual Meeting, the Committee will consider the Director’s performance on the Board and whether the Director’s reelection would be consistent with the Company’s Corporate Governance Guidelines.

When seeking candidates for Director, the Committee may solicit suggestions from incumbent Directors, management or others. In some cases, the Committee has employed a search firm to identify appropriate candidates and perform screening interviews and reference checks for candidates. Mr. Gurley was introduced as a candidate for nomination to the Board by David Freeman. After conducting an initial evaluation of a candidate, the Committee will interview that candidate if it believes the candidate might be suitable to be a Director. The Committee may also ask the candidate to meet with management. If the Committee believes a candidate would be a valuable addition to the Board, it will discuss that candidate’s selection with the Board.

Under the Company’s Bylaws, nominations for Director may be made only by or at the direction of the Board of Directors, or by a stockholder of record who delivers written notice, along with the additional information and materials required by the Bylaws, to the Company’s Corporate Secretary. This notice must be delivered not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. For the Company’s Annual Meeting in the year 2007, this notice must be received on or after January 27, 2007, and on or before February 26, 2007. Stockholders may obtain a copy of the full text of the Bylaw provision by writing to Company at its principal executive offices located at One Colonial Road, P.O. Box 151, Manchester, Connecticut 06045-0151, Attention: Vice President, General Counsel and Corporate Secretary.

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DIRECTOR COMPENSATION

During 2005, all non-employee Directors (“outside Directors”) were paid $1,000 for each meeting of the Board of Directors attended, as well as $1,000 for any Committee meetings attended. Mr. Gurley was paid $1,000 for each meeting of the Board of Directors attended.

Under the Lydall 2003 Stock Incentive Compensation Plan (“2003 Plan”), outside Directors first being elected to the Board receive an automatic grant of nonqualified stock options covering the lesser of (i) 9,000 shares of Common Stock or (ii) a number of shares of Common Stock having an aggregate fair market value on the date of grant equal to $100,000. In addition, on each Annual Meeting date, there will be an automatic grant of nonqualified stock options to each outside Director covering the lesser of (i) 3,000 shares of Common Stock or (ii) a number of shares of Common Stock having an aggregate fair market value on the date of grant equal to $33,333. Therefore, in accordance with the 2003 Plan, each outside Director received an automatic grant of nonqualified stock options covering 3,000 shares of Common Stock on April 21, 2005.

In addition, each outside Director receives a $24,000 retainer paid in unrestricted shares of Common Stock, payable 50 percent on June 30 and 50 percent on December 31 of each year. Mr. Gurley received a $2,000 monthly retainer paid in cash beginning in November 2005 in consideration for time spent on Company matters. In 2005, Audit Review Committee members received an annual cash retainer of $6,000 and the Chairperson received an additional $6,000. This reflected the added responsibilities of this Committee in complying with the Sarbanes-Oxley Act of 2002 and NYSE rules. The Audit Review Committee retainers are paid 50 percent on June 30 and 50 percent on December 31 of each year. An annual cash retainer is paid to the Chairman of the Board in the amount of $75,000, payable monthly in arrears.

From 1991 through 1996, the Company maintained a Deferred Compensation Plan for outside Directors and the Chairman of the Board (the “Deferred Compensation Plan”). The Deferred Compensation Plan was discontinued in 1996, and no further benefits will accrue thereunder. All benefits are fully vested. All Directors who participated in this plan except two have received a lump-sum cash payment upon the later of the date they ceased to serve as a Director or their attaining 62 years of age. For the remaining two, Director W. Leslie Duffy and former Director, Paul S. Buddenhagen, the total amount of the payment to be made as set forth above will be equal to $3,000 for each full or partial calendar year of service as a Director completed prior to January 1, 1991, plus $6,000 for each full or partial calendar year of service as a Director completed after December 31, 1990 through December 31, 1996. Under the 2003 Plan, there is an automatic grant each year on the date of the Annual Meeting of a nonqualified stock option covering 325 shares of Common Stock to each outside Director of the Company in lieu of any further accruals under the Deferred Compensation Plan.

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Board Compensation for current Directors and the Director-Elect during fiscal year 2005 is summarized in the table below:

FISCAL YEAR 2005 BOARD FEES

Directors	Annual Board Retainer(1) (Unrestricted Stock)		Director- Elect Retainer(2) (Cash)	Chairman’s Compensation (Cash)	Committee Retainer(3) (Cash)	Meeting Fees(4) (Cash)	Value of Option Awards(5) ($/Shares)	Total
Lee A. Asseo	$24,000		$0	$0	$0	$15,000	18,853/3,325	$57,853

Kathleen Burdett	$24,000		$0	$0	$12,000	$19,000	18,853/3,325	$73,853

W. Leslie Duffy, Esq., Chairman	$24,000		$0	$75,000	$0	$11,000	18,853/3,325	$128,853

Matthew T. Farrell	$24,000		$0	$0	$6,000	$23,000	18,853/3,325	$71,853

David Freeman	0		$0	$0	$0	$0	0	0

William D. Gurley, Director-Elect	0		$4,000	$0	$0	$1,000	0	$5,000

Suzanne Hammett	$24,000		$0	$0	$6,000	$22,000	18,853/3,325	$70,853

Christopher R. Skomorowski	$12,000	(6)	$0	$0	$0	$0	0	$12,000

S. Carl Soderstrom, Jr.	$24,000		$0	$0	$6,000	$24,000	18,853/3,325	$72,853
(1)	Each outside Director then serving received a $24,000 annual retainer paid in unrestricted shares of Common Stock, payable 50 percent on June 30 and 50 percent on December 31 of each year.
(2)	Director-Elect William D. Gurley received $2,000 per month in cash as a retainer, beginning in November 2005, in consideration of his time spent on Company matters.
(3)	During 2005, the Audit Review Committee members received a cash retainer of $6,000, and the Chair of that Committee received an additional cash retainer of $6,000 for a total of $12,000, paid 50 percent on June 30, 2005 and 50 percent on December 31, 2005.
(4)	During 2005, outside Directors were paid $1,000 for each meeting of the Board of Directors attended, as well as $1,000 for any Committee meetings attended.
(5)	On each Annual Meeting date, there is an automatic grant of nonqualified stock options to each outside Director covering the lesser of 3,000 shares of Common Stock or a number of shares of Common Stock having an aggregate fair market value on the date of grant equal to $33,333. There is also an automatic grant each year on the date of the Annual Meeting of a nonqualified stock option covering 325 shares of Common Stock to each outside Director of the Company in lieu of any further accruals under the Deferred Compensation Plan. The value of the option awards was calculated using the Black-Scholes fair value method.
(6)	Employee Directors do not receive any compensation for their Board activities. Mr. Skomorowski became a non-employee Director on September 17, 2005 when his employment with the Company terminated. He was, therefore, eligible for the December 31, 2005 retainer.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholders of Lydall who want to communicate with the Board, the Chairman or any Director may write to them at the following address:

Lydall, Inc.

One Colonial Road

P.O. Box 151

Manchester, CT 06045-0151

Stockholders may also contact the Chairman of the Board by e-mail at: chairman@lydall.com.

8

REPORT OF THE AUDIT REVIEW COMMITTEE

The Audit Review Committee (the “Committee”) operates under a written Charter adopted and approved by the Board. The Charter, which defines the functions of the Committee, is reviewed annually and was last revised in February 2005.

During 2005, all Directors who served on the Committee were “independent” for purposes of the NYSE’s listing standards. The Board of Directors has determined that none of the Committee members has a relationship with the Company that may interfere with his/her independence from the Company and its management, and that each member is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

Periodically, the Committee meets with management to consider the adequacy of the Company’s internal controls and the objectivity and appropriateness of its financial reporting. The Committee also discusses these matters with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditors, appropriate Company financial personnel, and internal auditors, both separately and jointly. Independent and internal auditors of the Company have unrestricted access to the Committee.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management; express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America; and discuss with the Committee the Company’s significant accounting policies, accounting estimates and management judgments reflected in the financial statements, audit adjustments arising from the audit, and other matters in accordance with Statement on Auditing Standards No. 61, “Communications with the Audit Committee.”

This year, the Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2005, and met with both management and PwC to discuss those financial statements. Management has represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. PwC has reported to the Committee that such financial statements, present fairly, in all material respects, the financial position, results of operations, and cash flows of the Company in accordance with accounting principles generally accepted in the United States of America.

At each regularly scheduled Committee meeting during 2005, the Committee monitored and discussed with management and PwC the status of the Company’s compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Committee also reviewed and discussed with management and PwC, management’s and PwC’s report and attestation on internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Committee has received from, and discussed with, PwC the written disclosure and the letter required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” relating to that firm’s independence from the Company.

Based on management’s representation that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and on PwC’s report on such financial statements, the Committee has recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Kathleen Burdett, Chairperson

Matthew T. Farrell

Suzanne Hammett

S. Carl Soderstrom, Jr.

9

SECURITIES OWNERSHIP OF DIRECTORS, CERTAIN

OFFICERS AND 5 PERCENT BENEFICIAL OWNERS

The following table lists, to the Company’s knowledge, the ownership of Common Stock and the nature of such ownership for: (a) each nominee for Director, (b) each officer named in the Summary Compensation Table who is not reported under (a), (c) all current executive officers and Directors of Lydall as a group, and (d) each person who beneficially owns in excess of 5 percent of the outstanding shares of Common Stock. Unless otherwise noted, each holder has sole voting and dispositive power with respect to the shares listed. Except as otherwise indicated, all information is given as of February 1, 2006.

	Common Stock Beneficially Owned					Percent of Class(2)
Name	Direct		Indirect	Exercisable(1)	Total
(a)
L. Asseo	48,213		1,000	2,483	51,696	*

K. Burdett	7,407		—	5,358	12,765	*

W. Duffy	19,513		—	22,493	42,006	*

M. Farrell	6,285		—	5,358	11,643	*

D. Freeman	116,882		—	24,651	141,533	*

W. Gurley	—		—	—	—	*

S. Hammett	10,552		—	17,240	27,792	*

S. Soderstrom, Jr.	7,407		—	5,358	12,765	*

(b)
B. Franks, Jr.	8,936		—	98,000	106,936	*

K. Longe	565		—	15,000	15,565	*

B. Ploquin	—		—	29,950	29,950	*

C. Skomorowski(3)	80,322		7,500	—	87,822	*

T. Smith	3,818		—	57,500	61,318	*

(c)
Current Directors and Executive Officers as a Group (20 persons)	354,369		8,500	466,641	829,510	5.0%

(d)
Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	1,497,511	(4)				9.3%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,487,000	(5)				9.2%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	1,481,600	(6)				9.1%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th floor Santa Monica, CA 90401	1,381,172	(7)				8.5%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	963,400	(8)				6.0%
Grace & White, Inc. 515 Madison Avenue, Suite 1700 New York, NY 10022	851,000	(9)				5.3%
(1)	Exercisable under the Company’s stock incentive compensation plans.
(2)	* Indicates that the Director/Officer beneficially owns less than one percent of the outstanding shares of Common Stock.
(3)	Mr. Skomorowski’s employment with the Company ended on September 17, 2005.
(4)	As of December 31, 2005 based on information reported in Schedule 13G filed with the Securities and Exchange Commission on February 7, 2006.
(5)	As of December 31, 2005 based on information reported in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006.
(6)	As of December 31, 2005 based on information reported in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006.
(7)	As of December 31, 2005 based on information reported in Schedule 13G filed with the Securities and Exchange Commission on February 6, 2006.
(8)	As of December 31, 2005 based on information reported in Schedule 13G filed with the Securities and Exchange Commission on January 30, 2006.
(9)	As of December 31, 2005 based on information reported in Schedule 13G filed with the Securities and Exchange Commission on January 31, 2006.

10

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The Compensation and Stock Option Committee (the “Committee”) is composed of independent Directors, as defined under NYSE listing standards and applicable laws. The Committee was appointed by the Board and chartered to oversee the Company’s compensation of its executives and Directors and to review and approve all incentive programs of the Company. The primary goal of this Committee is to maximize stockholder value by approving a compensation structure that is both competitive and reasonable, and designed to attract and retain top talent. It is the overall philosophy of the Committee that connecting compensation to corporate performance through incentive compensation will equate the employees’ interests with those of the Company’s stockholders. In order for the Company to succeed in difficult times, a well-developed and talented management team is essential. Without competitive compensation packages, this goal cannot be achieved. Balanced against this need is the need to control spending responsibly.

The Committee believes competitive salaries and incentive opportunities, both in the short term (annual bonus) and in the long term (equity awards) are critical to this philosophy. Annual bonuses are based on the most important financial objectives of the Company: earnings per share and operating income at the operation level. In addition, employee development and performance are featured in the personal milestones which are part of the annual bonus of all executives. The Committee believes the bonus opportunity targets set reflect the Committee’s philosophy to place a significant portion of the executives’ compensation at risk and to tie it both to individual and Company performance. The Committee applies this philosophy in reviewing and approving the Company’s goals and objectives regarding compensation and monitoring the Company’s management development programs.

Compensation of the Chief Executive Officer

Base Salary.    In July 2003 when Mr. Freeman was appointed as Chief Executive Officer, his base salary of $420,000 was derived from a compensation study performed by an independent consulting firm retained by the Committee. The study compared the Company’s executive compensation levels with two published commercial surveys2 and a peer group of ten similar companies chosen by the consultant in conjunction with the Committee.3 The independent consulting firm recommended a base salary at the $420,000 level for the Chief Executive Officer position at Lydall. The Committee adopted this recommendation with the intent of next reviewing the base salary at the end of 2004. Following the Committee’s review of Mr. Freeman’s performance, market trends, the Company’s financial performance and other elements of Mr. Freeman’s compensation at the end of 2004, the Committee decided to leave the base salary unchanged, to be reviewed again at the end of 2005. At the end of 2005, the Committee again evaluated the performance of Mr. Freeman, in light of the Company’s financial performance and his individualized goals. Mr. Freeman’s 2005 goals included establishing and implementing the Company’s strategic plan, initiating the Lean Enterprise and Six Sigma philosophy at the Company and a redirection of expenses towards the drivers of the business: sales and marketing and product development efforts. The Committee believes that Mr. Freeman completed the update of the operational phase of the strategic plan and has made progress in redirection of expenses. Additionally, he oversaw the completion of the consolidation of the Columbus Operation, the construction of the St. Nazaire facility, and the initiation of Lean Six Sigma at the Company. The Committee also considered the Company’s recent performance, relative stockholder return, and the current economic and business climate. Finally, the Committee reviewed past stock awards and all other elements of compensation received by Mr. Freeman. The Committee reviewed its findings with the other independent Directors on the Board for discussion. Mr. Freeman preempted the discussion when he informed the Committee he would not accept an increase to his compensation for 2006. Mr. Freeman’s annual base salary, therefore, remains at $420,000.

Annual Bonus.    The annual incentive compensation plan applicable to Mr. Freeman in 2005 was the final year of the EVA Incentive Bonus Program (“EVA”). Essentially, EVA is the net operating profit after taxes of the Company less a charge for the use of capital. A bonus is paid generally for incremental EVA improvements year-over-year. Mr. Freeman had a target bonus percentage of 100 percent of his base salary in 2005, based on the 2003 recommendations of the compensation consultant. The target bonus is earned and paid based upon incremental EVA improvements. The amount of the award, however, can be more or less if targets are exceeded or not met, respectively. In 2005, under the EVA formula, Mr. Freeman received no bonus compensation, as was the case in both 2004 and 2003. The bonus portion of Lydall’s executive compensation is a key component of its total compensation packages.

[2]	The two studies were: Watson Wyatt Industry Report on Top Management Compensation 2002/2003 and Mercer 2002 Executive Compensation Survey.
[3]	The ten peer companies included: JPS Industries, Inc., Safety Components International, Inc., TransPro (now Proliance International, Inc.), Cuno, Inc., Kaydon Corporation, ESCO Technologies Incorporated, Simpson Manufacturing Co., Inc., Ionics, CLARCOR, Inc., and Millipore Corporation.

11

Lydall has introduced a new Bonus Performance Program (the “Program”) in 2006, to replace EVA which ended in 2005. All salaried employees will be eligible to participate in the Program, which has target bonuses between 5 percent and 60 percent of base compensation, with the target bonuses of executive officers ranging from 35 percent to 60 percent. Actual bonuses will vary depending on performance relating to annual profit improvement objectives, which are closely correlated to the Company’s critical success factors. The amounts are determined by Lydall’s consolidated performance (earnings per share) and each business unit’s performance (operating income). Top managers also have a portion of their target bonus connected to the achievement of individual milestones that are also linked to the Company’s critical success factors. The Program provides that an earnings per share threshold must be met before bonuses can be earned, regardless of the individual business unit’s performance. Once the earnings per share threshold is met, 30 percent of the bonus is earned. The remaining balance above the threshold is earned for business unit employees based on the unit’s performance, and for corporate office employees based on earnings per share, as compared with the annual objectives.

For 2006, Mr. Freeman requested that his target bonus percentage under the Program be reduced from 100 percent to 60 percent. The Committee agreed to the reduction.

Equity Compensation.    In July of 2003, upon his appointment as Chief Executive Officer, Mr. Freeman received a restricted stock award of 100,000 shares vesting in equal parts over 5 years. Two-fifths of that award are currently vested. This Committee recommended this award based on a review of Mr. Freeman’s existing holdings as a Director and on the nature of the duties and responsibilities he assumed. In setting the 2005 option award of 17,500 shares to Mr. Freeman, the Committee took into account a number of factors, including his position as Chief Executive Officer, his performance during 2005 and the fact that he had not been granted any equity compensation awards since July 2003.

Perquisites.    Lydall, in general, does not provide many perquisites to its executives. Mr. Freeman is eligible to the same extent as all other non-union Lydall employees at their respective locations in the United States to participate in the Company’s medical and dental insurance, pension plan, and Company matches to the 401(k) and employee stock purchase plans. Mr. Freeman was not a participant of the Supplemental Executive Retirement Plan and has no employment or severance contract. He does participate in the Executive Life Insurance Plan, which if triggered would provide four times his base salary, for which he receives tax gross-up payments for the premium, intended to eliminate any adverse tax consequences resulting from his participation in that plan. He also participates in the Executive Disability Plan, drives a Company-leased automobile, receives Company-paid tax preparation services, and has one Company-paid airline club membership.

12

The table below sets forth each component making up the total compensation package of the Chief Executive Officer in 2005. The total provided reflects (i) actual salary and bonus in 2005, (ii) the value of stock options granted in 2005, (iii) the value of the portion of the July 2003 grant of restricted stock which vested in 2005, and (iv) the value of perquisites, gross-ups, 401(k) and ESPP company matches in 2005. Mr. Freeman has never received any relocation benefits. While the Committee uses much more extensive data, including historical analyses of compensation increases and equity grants, in approving compensation for the executives including the Chief Executive Officer, the Committee believes this table is a fair representation of the total compensation received by Mr. Freeman in 2005.

2005 Total Compensation of the Chief Executive Officer

Component	2005 Amount Earned/ Granted	Applicable Features	Description/Comments
Base Salary	$420,000		No increase since hired in 2003. Mr. Freeman has declined an increase for 2006.
Annual Incentive Compensation	$0	Target: 100%	Economic Value Added (“EVA”) calculation measuring net operating profit after taxes less a charge for the use of capital. Mr. Freeman elected to reduce his target from 100% to 60% beginning in 2006.
Stock Options	$72,100	Number granted in 12/05: 17,500 Exercise price: $7.65 Vesting: 25%/yr. for 4 yrs.	The rationale for the award was to tie a portion of Mr. Freeman’s compensation to the future growth of the stock price of the Company. The value for 2005 was calculated using the Black-Scholes fair value method. No accumulated dividend equivalents are applicable.
Restricted Stock	$224,200	Number granted in 7/03: 100,000 Vesting: 20%/yr. for 5 yrs. Total Grant Value: $1,121,000 Total Vested Value as of December 31, 2005: $448,400	This is a time-based award. The rationale for the award was to provide an incentive to Mr. Freeman to take the position of CEO. The value for 2005 was calculated based on the number of shares vesting in 2005 at the value on grant date. There are no accumulated dividends on any of the award shares.
Performance Shares	$0	None	The Company does not award Performance shares at this time.
Deferred Compensation	$0	None	The Company does not have a deferred compensation plan at this time.
Supplemental Retirement Benefit	$0	None	The Company no longer has a Supplemental Retirement Program.
Executive Perquisites	$43,422

The Company has never awarded many perquisites. The following make up the total to the left:

•      Personal use of company car, market value: $6,739

•      Participation in Executive Life Insurance Plan at 4 times base salary, incremental cost: $23,125

•      Participation in Executive Disability Plan, incremental cost: $7,908

•      Airline Club Membership: $300

•      Tax preparation services: $5,350

Gross-ups	$16,371	Executive Life Insurance Plan	Intended to eliminate adverse tax consequences resulting from premiums for his participation in the Executive Life Insurance Plan.
401(k) match and/or ESPP match	$8,400		401(k) match is up to 4% of compensation, subject to IRS limits. ESPP match is equal to 33-1/3% of employee monthly contributions up to $150. These matches are available to eligible Lydall employees.
Severance associated with change-in-control	$0	None	Mr. Freeman does not have a Severance Agreement.
Post retirement package	$0	None	The Company does not offer post-retirement packages at this time.
Estimated Total Package	$784,493

In reviewing all of the components of compensation received by Mr. Freeman as set forth in the above table, the Committee believes Mr. Freeman’s compensation is appropriate.

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Compensation of the Company’s Other Executive Officers

This Committee reviews and approves the compensation arrangements, stock awards and amounts paid to all executive officers of the Company, including those named in the Summary Compensation Table in this proxy statement. Applying the compensation philosophy discussed above, the Committee reviews the recommendations of management regarding compensation, taking into consideration past increases and awards of the individuals and their peers, as well as individual, business unit and Company performance, and approves actual compensation. Management’s recommendations are based on market research of similarly-sized manufacturing companies in the same geographic regions.

In reviewing and approving the salaries of executive officers, the relative demands upon them and their performance in their respective areas of control were considered together with the Company’s performance. In addition, information from the compensation consultant retained by the Committee in 2003 regarding market data for peer industrial companies for the executive officers was considered. The Committee did not feel that the expense of updating that consulting work was cost effective, in light of the Company’s performance and size, and in view of the information received regarding competitive compensation packages for recent hires at the executive level. Messrs. Franks, Ploquin, Longe and Smith received increases of 7.4 percent, 7.5 percent, 3.8 percent and 7 percent, respectively, effective January 1, 2006. Their last increases were received January 1, 2004, January 1, 2005, October 4, 2004 upon hire, and April 1, 2004, respectively.

Bonus compensation for 2005 for the Company’s executive officers, as described above for the Chief Executive Officer, was determined under the EVA program. While Messrs. Skomorowski, Longe, and Smith had 2005 bonus targets of 90 percent, 40 percent and 40 percent of their base salaries, respectively, no bonus was paid to any of them based on the Company’s 2005 performance. Based on their respective business’ performance, Mr. Franks, whose bonus target was 50 percent, received a bonus of $85,527 for 2005 and Mr. Ploquin, whose bonus target was 40 percent, received a bonus of $83,520 for 2005.

In accordance with the stockholder approved Lydall 2003 Stock Incentive Compensation Plan, this Committee has full authority to grant stock awards, at the prevailing market price on the grant date, to officers of the Company whose contributions or potential to contribute are important to the success of the Company. Based upon management’s recommendations and this Committee’s assessment of the performance of those named in the Summary Compensation Table, in 2005 stock option grants were awarded to Messrs. Franks, Longe and Ploquin covering 15,000 shares each and to Mr. Smith covering 10,000 shares.

As with Mr. Freeman, the other executive officers named in the Summary Compensation Table are eligible to the same extent as all other Lydall employees at their respective locations to participate in the Company’s medical and dental insurance, and pension plan, as well as company matches to the 401(k) and employee stock purchase plans. Mr. Franks has an Employment Agreement, Messrs. Smith and Longe have Severance Agreements, and Mr. Ploquin has a Letter of Understanding addressing severance, all as described below under “Transactions with Management.” Messrs. Franks and Smith participate in the Executive Life Insurance Plan, for which they receive a tax gross-up payment for the premium, and in the Executive Disability Plan. Mr. Ploquin is provided with a flat amount of supplemental life insurance. Each of the named executive officers drives a Company-leased automobile. The incremental cost to the Company of all such perquisites is shown in the Summary Compensation Table.

As the compensation did not exceed $1 million for the year for any Company executive officer serving as of the end of the year, the Committee does not believe that the deductibility limitation in Section 162(m) of the Internal Revenue Code of 1986, as amended, applies. The Committee will monitor the applicability of this requirement with the objective of achieving deductibility to the extent appropriate.

Lee A. Asseo, Chairman

Matthew T. Farrell

Suzanne Hammett

14

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the Compensation and Stock Option Committee are independent Directors (under NYSE listing standards). No executive officer of the Company has served as a Director or a member of a compensation committee of another company, where any member of the Compensation and Stock Option Committee is an executive officer.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options and rights under all of the Company’s existing equity compensation plans as of December 31, 2005 and other equity compensation granted without stockholder approval.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a) (#)	Weighted average exercise price of outstanding options, warrants and rights (b) ($)	Number of Securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (#)
Equity compensation plans approved by security holders	1,143,860	$10.35	657,280
Equity compensation plans not approved by security holders(1)	25,000	$16.08	0
Total:	1,168,860	$10.47	657,280

(1)	A nonqualified stock option grant to Roger M. Widmann, former Chairman of the Board. On May 8, 2002, an option covering 25,000 shares of the Company’s treasury stock was granted to Roger M. Widmann for his services as Chairman of the Board. Pursuant to the Option Agreement, Mr. Widmann may purchase shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant ($16.08). This grant is fully vested. The vested options will expire three years from the date Mr. Widmann ceased to be a member of the Board, or July 29, 2007. The option is not transferable, other than by will or the laws of descent and distribution.

15

PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company’s shares over the past five years with the cumulative total return on shares of companies comprising the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index. Cumulative total return is measured assuming an initial investment of $100 on December 31, 2000, including reinvestment of dividends. Due to the diversity of niche businesses that Lydall participates in, it is difficult to identify a reasonable peer group or one industry or line-of-business index for comparison purposes. Thus, Lydall has chosen to compare its performance to the Standard & Poor’s SmallCap 600 Index (which includes Lydall as a constituent) and to the Russell 2000 Index.

16

SUMMARY COMPENSATION TABLE

The following table shows the compensation for each of the three years ended December 31, 2005, 2004 and 2003 of the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, and each of the three other most highly compensated executive officers who were serving as executive officers as of December 31, 2005. Also included is Christopher R. Skomorowski, former Executive Vice President and Chief Operating Officer.

		Annual Compensation				Long-Term Compensation
						Stock Awards		Payouts
Name And Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)	All Other Compensation ($)(2)
D. Freeman President, Chief Executive Officer	2005 2004 2003	420,000 420,000 259,505	(3)	— — —	36,668 15,232 7,219	— — 1,121,000(4)	17,500/0 — 3,325(5)/0	31,525 31,325 14,111
T. Smith Vice President, Chief Financial Officer and Treasurer	2005 2004 2003	215,289 210,176 190,000		— — —	18,258 3,450 3,507	— — —	10,000/0 10,000/0 6,000/0	14,958 14,474 13,924
B. Franks, Jr. Subsidiary President	2005 2004 2003	233,061 232,726 217,500		85,527 — —	15,905 5,182 4,961	— — —	15,000/0 15,000/0 20,000/0	16,744 16,544 15,988
K. Longe Subsidiary President	2005 2004	260,195 10,833		— 17,924	7,886 4,848	— —	15,000/0 —	32,926 79,375
B. Ploquin(6) Managing Director – Lydall Gerhardi and President, Lydall Thermique/Acoustique	2005 2004	248,571 236,630		83,520 —	13,804 198,874	— —	15,000/0 15,000/0	8,473 33,424
C. Skomorowski Former Executive Vice President, Chief Operating Officer	2005 2004 2003	312,981 420,000 420,000		— — —	19,414 10,199 9,705	— — —	— 30,000/0 —	1,024,120 24,284 23,335

(1)	Column (e) for 2005 includes the value of all perquisites paid to the executives, notwithstanding the fact that Securities and Exchange Commission regulations permit the Company not to disclose perquisites that were, in the aggregate, less than $50,000 or 10 percent of total annual salary and bonus. The items reported in column (e) for 2005 include:

Personal Use of company leased vehicle:

D. Freeman ($6,739); T. Smith ($12,004); B. Franks, Jr. ($2,409); K. Longe ($251); B. Ploquin ($6,861) and C. Skomorowski ($4,024).

Executive Life Insurance tax gross up:

D. Freeman ($16,371); T. Smith ($3,881); B. Franks, Jr. ($5,540); K. Longe ($0); B. Ploquin ($0); and C. Skomorowski ($10,962).

Executive Disability Insurance premiums:

D. Freeman ($7,908); T. Smith ($2,373); B. Franks, Jr. ($2,571); K. Longe ($0); B. Ploquin ($0); and C. Skomorowski ($4,128).

Tax preparation services:

D. Freeman ($5,350); T. Smith ($0); B. Franks, Jr. ($3,350); K. Longe ($0); B. Ploquin ($3,480); and C. Skomorowski ($0).

Club memberships:

D. Freeman ($300); T. Smith ($0); B. Franks, Jr. ($2,035); K. Longe ($0); B. Ploquin ($0); and C. Skomorowski ($300).

Relocation tax gross up:

K. Longe ($7,635); all others listed ($0).

Unemployment insurance:

B. Ploquin ($3,463); all others listed ($0).

(2)	The items reported in column (i) for 2005 include amounts paid on behalf of the named individuals by the Company for:

401(k) Plan Match:

D. Freeman ($8,400); T. Smith ($8,400); B. Franks, Jr. ($8,400); K. Longe ($8,400); B. Ploquin ($0); and C. Skomorowski ($8,400).

Employee Stock Purchase Plan match:

D. Freeman, ($0); T. Smith ($600); B. Franks, Jr. ($0); K. Longe ($600); B. Ploquin ($0); and C. Skomorowski ($425).

Supplemental Life Insurance Premiums:

D. Freeman, ($23,125); T. Smith ($5,958); B. Franks, Jr. ($8,344); K. Longe ($0); B. Ploquin ($871); and C. Skomorowski ($11,613).

Relocation Expenses:

K. Longe ($23,926); B. Ploquin ($7,602); all others listed ($0).

Severance Payments:

C. Skomorowski ($1,003,682 which includes severance ($960,403), outplacement ($5,000), pension enhancement ($29,171), disability, life and health insurance premiums ($7,608), and car allowance ($1,500)); all others listed ($0).

(3)	$49,505 of the $259,505 reported as salary was paid to Mr. Freeman as director and consulting fees prior to his becoming an employee on July 1, 2003.

(4)	As of the close of business on December 31, 2005, Mr. Freeman held 60,000 restricted shares valued at $489,000. The value was calculated by multiplying the market price of the Company’s Common Stock on December 30, 2005 by the number of restricted shares held on that date. Mr. Freeman’s restricted shares will vest in 20,000-share increments each year on July 1, 2006, 2007 and 2008. No dividends are planned to be paid by the Company on its outstanding Common Stock at this time. In the event that cash dividends were to be paid on the Company’s Common Stock, Mr. Freeman would be entitled to receive any such dividends in respect of his restricted shares. No person named in the Summary Compensation Table other than Mr. Freeman held any shares of restricted stock as of December 30, 2005. The $1,121,000 was calculated by multiplying the closing market price of the Company’s Common Stock on the date of grant by the number of shares awarded.

(5)	These options were granted to Mr. Freeman as director compensation prior to his becoming an employee.

(6)	Mr. Ploquin was first designated as a Section 16 officer in 2004. All compensation to Mr. Ploquin is paid in Euros. For purposes of this table, the amounts were translated to dollars using an average exchange rate for 2004 of .8048 and for 2005 of .8046.

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PLAN DESCRIPTIONS

Defined Benefit Pension Plan

The Company provides a noncontributory, “career average” defined benefit pension plan (the “Pension Plan”) to most salaried domestic employees who were hired by the Company before January 1, 2006. The Pension Plan provides that benefits, in the amount of 2 percent of the participant’s annual eligible earnings (subject to limitations imposed by the Internal Revenue Code), will accrue annually. The Pension Plan benefits are not determined primarily by final or average final compensation. The Company pays the entire cost of the Pension Plan, which is administered by a committee appointed by the Board of Directors.

A participant’s compensation, for purposes of determining pension benefits, is the participant’s W-2 compensation (less bonus and other similar compensation payments) plus pretax employee contributions to the pretax plans of Lydall.

Currently, the normal retirement age under the Pension Plan is 65 and actuarially reduced benefits are available at age 55 if the participant has ten years of service. Messrs. Freeman, Smith, Franks and Longe are expected to receive annual benefits upon retirement at normal retirement age (assuming they work until age 65 and receive salary increases of 4.5 percent per year) in the amounts of $29,195, $119,082, $143,687, and $112,563, respectively, paid in a single life annuity. These amounts are not subject to any reductions for Social Security benefits or for any other offset amounts. Mr. Skomorowski will receive a single life annuity estimated annual benefit of $58,508 upon reaching age 65, assuming he does not elect reduced benefits prior to age 65 as described above or another form of payment available under the Plan. Mr. Ploquin is not a participant.

The following table sets forth potential annual payouts of retirement plan benefits to the named executive officers.

Retirement Plan Potential Annual Payments and Benefits

Name	Plan name	Number of years credited service (#)	Normal retirement age (#)	Estimated normal retirement annual benefit ($)	Early retirement age (#)	Estimated early retirement annual benefit ($)
D. Freeman	Lydall Pension Plan No. 1A	2.5	65	29,195	N/A	N/A
T. Smith	Lydall Pension Plan No. 1A	5.7	65	119,082	55	27,853
B. Franks, Jr.	Lydall Pension Plan No. 1A	21.9	65	143,687	55	39,973
K. Longe	Lydall Pension Plan No. 1A	1.3	65	112,563	55.6	25,732
B. Ploquin	N/A	N/A	N/A	N/A	N/A	N/A
C. Skomorowski	Lydall Pension Plan No. 1A	25.8	65	58,508	55	29,254

Supplemental Executive Retirement Plan

Until December 31, 2005, the Company had a supplemental retirement plan intended to provide retirement benefits supplementing those provided under other Company-related retirement plans to certain officers. The Plan was amended to provide that the benefit for any participant was frozen as of December 31, 2005, and no additional benefits would accrue after that date. As of such date, only three participants, all retired from the Company, were vested and are, or can, receive benefits under the Plan. Upon retirement, and for a period of up to 15 years, a participant is entitled to receive a monthly retirement benefit. That benefit is the lesser of (a) 60 percent of the participant’s final average pay, less the participant’s benefits (attributable to Company contributions) under all of the Company’s qualified plans or (b) the actuarial equivalent of the annual benefits to which a participant would have been entitled if no limit applied due to the level of compensation of the participant. Participants are deemed vested in the supplemental benefits when they have attained age 55 and the sum of their age and service equals or exceeds 70. None of the executives named in the Summary Compensation Table vested prior to the Plan’s freeze.

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STOCK OPTION TABLES

The following table provides information regarding stock options granted during 2005 to the named executive officers listed in the Summary Compensation Table. The Company does not currently grant any performance-based equity awards. In accordance with Securities and Exchange Commission rules, the values assigned to each reported option are shown using gains based on assumed rates of annual compound stock price appreciation of 5 percent and 10 percent from the date the options were granted over the full option term. In assessing these values, it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company’s stock at a future date, and that value will depend on the efforts of such executives to foster the future success of the Company for the benefit of not only the executives, but all stockholders.

Option/SAR Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options/SARs Granted (#)	Number of Shares of Stock or Units Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)	Vesting Date(2)	Grant Date
D. Freeman	17,500/0	0	7/0	$7.65	12/6/2015	84,193	365,764	12/7/2009	12/7/2005
T. Smith	10,000/0	0	4/0	$7.65	12/6/2015	48,110	121,921	12/7/2009	12/7/2005
B. Franks, Jr.	15,000/0	0	6/0	$7.65	12/6/2015	72,166	182,882	12/7/2009	12/7/2005
K. Longe	15,000/0	0	6/0	$7.65	12/6/2015	72,166	182,882	12/7/2009	12/7/2005
B. Ploquin	15,000/0	0	6/0	$7.65	12/6/2015	72,166	182,882	12/7/2009	12/7/2005
C. Skomorowski	0/0	0	0/0	0	—	0	0	—	—

(1)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions.

(2)	Exercisable at the rate of 25 percent per year commencing December 7, 2006. All options expire in ten years and vesting is accelerated upon a Change of Control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding the number and value of outstanding equity awards held by the named executive officers listed in the Summary Compensation Table that were held by such officers as of December 31, 2005.

						Incentive Plans:
Name	Number of Securities Underlying Unexercised Options (#) Exercisable/ Unexercisable(1)	In-The-Money Amount of Unexercised Options ($) Exercisable/ Unexercisable(1)	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock Held That Have Not Vested(3) ($)	Number of Nonvested Shares, Units or Other Rights Held(1)(4) (#)	Market or Payout Value of Nonvested Shares, Units or Other Rights Held(4) ($)
D. Freeman	24,651/20,781	536/8,750	60,000	(2)	489,000	0	0
T. Smith	57,500/10,000	0/5,000	0		0	0	0
B. Franks, Jr.	98,000/15,000	7,219/7,500	0		0	0	0
K. Longe	15,000/15,000	0/7,500	0		0	0	0
B. Ploquin	29,950/15,000	1,444/7,500	0		0	0	0
C. Skomorowski	0/0	0/0	—		—	—	—

(1)	An option is deemed to be in-the-money if the market price of the underlying security exceeds the exercise price of the option as of the close of business on December 30, 2005, the last trading day of calendar year 2005. The closing price of the Common Stock on December 30, 2005 was $8.15 per share. All options vest 25 percent per year over four years and expire 10 years after date of grant.

(2)	These restricted stock shares will vest at a rate of 20,000 per year in July 2006, July 2007 and July 2008, respectively.

(3)	The values shown in the table are based on the price of the Common Stock on December 30, 2005, which was $8.15 per share.

(4)	For purposes of this table, an incentive plan means any plan providing compensation intended to serve as incentive for performance over a specified period, where the payment or vesting of such compensation is based upon the satisfaction of specified performance criteria rather than the passage of time.

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The following table shows stock option exercises by the named executive officers during 2005, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2005. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise price of any such existing stock options and the market price of Lydall’s Common Stock on December 30, 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

	Shares Acquired on Exercise or Vesting (#)	Value Realized Upon Exercise or Vesting ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End	Value of Unexercised In-the-Money Options/ SARs at FY-End
Name			Exercisable/ Unexercisable (#)	Exercisable/ Unexercisable ($)
D. Freeman	0	0	24,651/20,781	536/8,750
T. Smith	0	0	57,500/10,000	0/5,000
B. Franks, Jr.	0	0	98,000/15,000	7,219/7,500
K. Longe	0	0	15,000/15,000	0/7,500
B. Ploquin	0	0	29,950/15,000	1,444/7,500
C. Skomorowski	30,000	21,435	0/0	0/0

TRANSACTIONS WITH MANAGEMENT

The Company has entered into an agreement with Mr. Franks dated March 1, 2000, as amended on August 1, 2000. This agreement provides for benefits, among other things, in the event of the termination of Mr. Franks by the Company other than for “cause” (as defined in the agreement) or termination of employment by Mr. Franks for “good reason” (as defined in the agreement). If a termination is without “cause” or for “good reason,” and does not occur within 12 months following a “Change of Control” of the Company, the termination benefits would include: (i) a severance benefit equal to the sum of his annual base salary and the average of the three annual incentive bonuses earned in the three years preceding termination, paid over 12 months; (ii) continued coverage under the Company’s medical, dental and life insurance plans for up to 12 months, subject to any required employee contributions; and (iii) outplacement services not to exceed $10,000. If a termination without “cause” or for “good reason” occurs within 12 months following a “Change of Control” of the Company, the termination benefits would include for Mr. Franks: (i) a severance benefit equal to two times the sum of his annual base salary rate, and the average of his three highest annual bonuses earned for any of the five calendar years preceding his termination of employment, payable in a lump sum; (ii) a pro-rata portion of his maximum bonus opportunity for the year of termination of employment; (iii) continued coverage under the Company’s medical, dental, life insurance and (if reasonably commercially available) long-term disability plans for up to 24 months, subject to any required employee contributions; (iv) supplemental benefits to the Company’s tax-qualified pension plan as if he had two additional years of service; (v) vesting in stock options and restricted stock; and (vi) certain other benefits. The employment agreement defines a “Change of Control” of the Company as: (a) beneficial ownership by a third party of at least 25 percent of total voting power of all classes of stock of the Company; (b) the election to the Board of a majority of Directors who were not approved by a majority of current Directors; (c) a stockholder approved liquidation of the Company, or merger or consolidation of the Company; or (d) a sale or disposition of all or substantially all of the assets of the Company.

The Company has also entered into severance agreements with Messrs. Smith and Longe dated January 21, 2005 and October 4, 2004, respectively. The agreements generally provide for severance benefits in the event that Mr. Smith or Mr. Longe is terminated. If the termination is within 12 months following a “Change of Control,” and not for “cause,” as defined in the agreement, Mr. Smith will receive a severance benefit equal to two times the sum of his annual base salary rate and the average of his three highest annual bonuses earned for any of the five calendar years preceding his termination of employment, payable in a lump sum. Mr. Longe will receive a severance benefit equal to the sum of his annual base salary rate and the average of his three highest annual bonuses earned for any of the five calendar years preceding his termination of employment, payable in a lump sum.

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In addition, each will receive (i) a pro-rata portion of his yearly bonus, payable in a lump sum; (ii) coverage for 12 months under the Company’s medical and dental plans; (iii) supplemental benefits under the Company’s Pension Plan; (iv) a car allowance for 12 months; and (v) outplacement services not to exceed $10,000. The agreements define a “Change of Control” of the Company as: (a) beneficial ownership by a third party of at least 25 percent of total voting power of all classes of stock of the Company; (b) the election to the Board of a majority of Directors who were not approved by a majority of current Directors; (c) a stockholder approved liquidation of the Company, or merger or consolidation of the Company; or (d) a sale or disposition of all or substantially all of the assets of the Company. Mr. Smith and Mr. Longe would each receive the following benefits if termination is not within 12 months of a Change of Control under the agreement: (i) severance equal to his annual base salary paid over 12 months; (ii) the average of his annual bonuses for the three years preceding his termination; (iii) health coverage for 12 months under COBRA (with the Company paying the same percentage as it paid for actively employed senior executives) or until he commences full-time employment with an employer who offers health insurance benefits, whichever is earlier, and (iv) outplacement services not to exceed $10,000.

In the event Messrs. Franks, Smith or Longe becomes terminated due to a total and permanent disability, the Company will pay an amount equal to one times the individual’s annual base salary less amounts received under the Company’s disability program to the disabled individual. In addition, the individual will receive (i) bonus for the year of termination and the subsequent year; and (ii) health coverage for 12 months under COBRA (with the Company paying the same percentage as it paid for actively employed senior executives) and (iii) life insurance (with the Company paying the same percentage as it paid for actively employed senior executives). In the event Messrs. Franks, Smith or Longe dies, the Company will provide to the deceased employee’s estate, in addition to his base salary through termination date, (i) health coverage for his dependents for 12 months under COBRA; and (ii) a pro-rata bonus for the year of death, if a bonus would have been earned for the year of death.

The Company has sent a Letter of Understanding dated July 26, 2005 to Mr. Ploquin regarding his employment, which provides that in the event of a termination, other than for gross misconduct, he will receive compensation equal to 12 months of gross remuneration including bonus and six months’ compensation in exchange for a non-competition obligation, as required by law. In the event that Mr. Ploquin becomes disabled or deceased while an employee, in addition to his base salary through termination date, he will receive a pro-rata bonus for the year of termination in accordance with the current Bonus Program. In addition, the Company has purchased supplemental unemployment insurance covering Mr. Ploquin at a cost of $3,463.

Pursuant to an employment agreement between the Company and Mr. Skomorowski, within 30 days after Mr. Skomorowski’s termination from the Company on September 17, 2005, he received a severance benefit equal to two times the sum of his annual base salary and the average of his annual incentive bonuses earned in the three years preceding termination, payable in a lump sum in the amount of $960,403. He also began receiving (i) continued coverage under the Company’s medical and dental plans, and continued life insurance and long-term disability insurance (to the extent available), for 18 months (with the Company paying the same percentage as it paid for actively employed senior executives); (ii) supplemental benefits to the Company’s tax-qualified pension plan as if he had 18 additional months of service; (iii) outplacement services not to exceed $20,000; (iv) a $500 per month car allowance for two years; and (v) a potential tax gross-up, for payments, distributions or benefits subject to excise tax, if any.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors, persons who own more than 10 percent of a registered class of the Company’s equity securities and certain entities associated with the foregoing (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 (“Beneficial Ownership Reports”) with the Securities and Exchange Commission (the “SEC”). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC. Based solely on its review of the copies of such forms it has received, the Company believes that, with respect to the fiscal year ended December 31, 2005, all of the Reporting Persons complied with all applicable filing requirements.

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STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Proposals of stockholders of the Company that are intended to be presented at the Annual Meeting to be held in 2007, and which stockholders desire to have included in the Company’s proxy materials relating to such meeting, must be received by the Company no later than November 21, 2006, which is 120 calendar days prior to the first anniversary of the mailing date for this year’s proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement for that meeting.

Under the Company’s Bylaws, no business, including the nomination of persons for election to the Board of Directors of the Company, may be brought before an Annual Meeting of Stockholders, except as set forth in the Notice of the Meeting or as otherwise brought before the meeting by, or at the direction of, the Board of Directors or by a stockholder who has delivered a timely written notice to the Company containing certain specified information. The notice must contain certain specified information about each item of business that the stockholder proposes for consideration or with respect to each person whom the stockholder proposes to nominate for election or reelection as a Director, whichever the case may be. These requirements are separate and distinct from, and are in addition to, the Securities and Exchange Commission requirements (described above) that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement. To be timely under the Company’s Bylaws, a stockholder’s notice for the 2007 Annual Meeting must be received by the Company on or before February 26, 2007, but no earlier than January 27, 2007 (the “Bylaw Deadline”), which is the period not less than 60 days, nor more than 90 days prior to the first anniversary of the 2006 Annual Meeting.

Any stockholder proposal or nomination which does not comply with the procedures set forth in the Bylaws (including the Bylaw Deadline) will be disregarded, and the stockholder will not be permitted to present the proposal at the Annual Meeting to be held in 2007. A copy of the Bylaw provisions discussed in this paragraph (as amended and restated as of December 11, 2003) has previously been filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K dated March 12, 2004 and may be obtained by writing to the Company at its principal executive offices located at One Colonial Road, P.O. Box 151, Manchester, Connecticut 06045-0151, Attention: Vice President, General Counsel and Corporate Secretary.

Other Matters

The Board of Directors does not know of other matters which may come before the meeting. However, if other matters are properly presented at the meeting, it is the intention of the proxy committee to vote, or otherwise to act, in accordance with their judgment on such matters.

Copies of the Company’s Annual Report on Form 10-K for the fiscal year 2005 will be provided without charge, upon request. Requests may be directed to the Company at its principal executive offices located at One Colonial Road, P.O. Box 151, Manchester, Connecticut 06045-0151, Attention: Vice President, General Counsel and Corporate Secretary.

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Appendix A

LYDALL, INC. CORPORATE GOVERNANCE GUIDELINES

1.	Director Qualification Standards

1.1 Independence

At least a majority of the members of the Board of Directors, as well as all of the members of the Audit Review Committee, the Compensation and Stock Option Committee and the Corporate Governance Committee, shall be “independent” within the meaning of the Corporate Governance Listing Standards of the New York Stock Exchange (“NYSE Standards”).

The Board has determined that a Director who satisfies each of the following requirements has no material relationship with the Company and will qualify as independent:

(a) During the preceding three years:

(i)	the Director was not employed by Lydall, Inc. or any of its subsidiaries (“the Company”);

(ii)	an immediate family member (as defined in NYSE Standards) of the Director was not employed by the Company as an executive officer;

(iii)	the Director, and each immediate family member of the Director, did not receive in any single calendar year more than $100,000 in direct compensation from the Company, other than (i) director and committee fees, additional fees for service as chairman of the Board or of a committee of the Board and (ii) receipt of pension or other forms of deferral compensation for past service which are not contingent on continued service;

(iv)	the Director was not affiliated with, or employed by, a present or former internal or external auditor of the Company;

(v)	an immediate family member of the Director was not affiliated with or employed in a professional capacity by, a present or formal internal or external auditor of the Company; and

(vi)	the Director was not part of an interlocking directorate in which an executive officer of the Company served on the compensation committee of another company that concurrently employed such a Director, or an immediate family member of the Director, in an executive capacity;

(b) If a Director is, or at any time during the preceding three years has served as, an executive officer or an employee of, or has an immediate family member who is, or at any time during the preceding three years has served as, an executive officer of another company that makes payments to or receives payments from the Company for property or services, such payments, in each of the last three fiscal years, are less than the greater of $1 million and two percent of such other company’s consolidated gross revenues;

(c) If the Director is, or during the last fiscal year has been, an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially in excess of ten percent equity interest in, any business or professional entity to which the Company was indebted at the end of the Company’s last full fiscal year, the aggregate amount of such indebtedness was less than five percent of the Company’s total consolidated assets at the end of such fiscal year;

(d) If a Director or an immediate family member of the Director serves as an officer, director or trustee of a charitable organization at any time during the preceding three years, the Company’s charitable contributions to the organization in each of the last three fiscal years of such organization are less than the lesser of $1 million and two percent of that organization’s total annual operating expenses (the Company’s matching of employee charitable contributions will not be included in the amount of the Company’s contributions for this purpose), and

(e) The Board does not determine, based on all of the relevant facts and circumstances, that a Director has a material relationship with the Company, either directly, or indirectly as a partner, shareholder or officer of another organization, that has a material relationship with the Company.

On an annual basis, in connection with the nomination of directors for election at the Company’s Annual Meeting of Stockholders and appointment of committees, the Board of Directors shall make a determination as to the independence of each member of the Board, and each nominee for membership on the Board. The Board shall also make such determination with respect to any new director appointed to fill a vacancy on the Board.

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Each director will share with the Board all information reasonably necessary for the Board to make a determination as to the independence of the Board member. It is the responsibility of each member of the Board to bring to the attention of the Board any possible conflict of interest, or any matter that might be perceived as a possible conflict of interest.

1.2 Audit Committee Qualifications

All of the members of the Audit Review Committee shall meet the additional standards for independence applicable to members of an audit committee under Section 10A(m) of the Securities Exchange Act of 1934 [Section 301 of the Sarbanes-Oxley Act] and the NYSE Standards.

All members of the Audit Review Committee shall satisfy the financial literacy requirements of the NYSE Standards. At least one member of the Audit Review Committee shall be a financial expert, as defined under rules promulgated by the Securities and Exchange Commission.

1.3 Other Qualifications and Recruitment

The Corporate Governance Committee shall evaluate the skills and expertise needed by the Board and the skills and expertise that are possessed by current Board members. Based on this evaluation, the Corporate Governance Committee shall seek to identify candidates for Board membership who have the skills and expertise needed by the Board. The Corporate Governance Committee shall seek persons of the highest ethical standing and proven integrity to serve as members of the Board of Directors. The Corporate Governance Committee shall seek candidates with demonstrated ability and sound judgment.

In assessing a candidate’s qualifications, the Board will consider, among other things, prior experience as a corporate director, prior public company experience, prior experience in manufacturing companies, other time commitments and obligations; and for Audit Review Committee members, the relevant financial expertise required under SEC and NYSE Standards. Not all directors need to fulfill all criteria; rather, the Board seeks candidates whose skills balance or complement the skills of other Board members.

The Board shall not allow members to sit on more than four boards of publicly-traded companies in addition to the board of the company by which they are employed.

The Board shall limit the number of boards of public companies on which the Chief Executive Officer shall be allowed to sit to a maximum of three, including Lydall’s Board of Directors.

1.4 Retirement and Changes in Status

Unless otherwise requested by the Corporate Governance Committee, directors shall offer not to stand for reelection at any Annual Meeting of Stockholders that follows their seventieth birthday.

A director shall tender his or her resignation following any change in the director’s employment status or principal position, or any other significant change in their personal circumstances.

The Board may ask the director not to resign, or may defer acceptance of the resignation.

2.	Board Responsibilities

Board members must be willing and able to devote the required amount of time to the Company’s affairs, including attendance at, and preparation for, Board and committee meetings. Regular attendance (in person when reasonably possible) at Board and committee meetings and advance preparation for each meeting shall be expected. Attendance at each Annual Meeting is required.

Board mailings shall be prompt and give adequate time for preparation and reflection in light of the circumstances.

The agenda for each Board meeting shall include an “executive session” for Board members who are not members of the Company’s management and shall be chaired by the non-management Chairman of the Board.

If the non-management Board members include Directors who are not independent under the NYSE standards, an executive session including only independent Directors shall be held at a minimum annually.

Board meetings shall be held at least five times a year. Board meetings shall be timed so as to encourage interaction among Board members and executive officers outside of the meetings.

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The Board shall review the Company’s annual budget. Major capital items and deviations from the annual budget shall be brought to the Board for approval, and updates on the budget shall be given at each meeting.

The Board shall, on at least an annual basis, evaluate the Company’s strategic plan and risks attendant upon its business.

3.	Director Access to Management and Outside Advisors

Members of the Board of Directors shall have access to Company management. While senior officers may regularly attend Board meetings, interaction with other members of management is encouraged through presentations at Board meetings, visits of the Board to Company facilities and attendance by Board members and management at Company events.

Board meetings will be held periodically at various Company facilities, giving managers at those facilities the opportunity to make presentations to the Board. The Board encourages management to schedule presentations by other managers, to deepen the Board’s understanding and familiarity with the Company.

The Board of Directors and each committee thereof shall have the right to retain (at the Company’s expense) and terminate their own advisors as they deem appropriate to carry out the purposes of the Board or committee, and to determine the engagement terms and fees of such advisors.

4.	Director Compensation

4.1	The goal of the Company’s director compensation policies shall be:

(a) To enhance the ability of the Board to attract and retain qualified members;

(b) To provide adequate compensation to committee members and to the Chairman of the Board (if not an employee of the Company) to compensate them for the additional service required of them;

(c) To align the interests of the members of the Board with those of stockholders by providing equity compensation to Board members.

4.2	The Compensation and Stock Option Committee shall periodically review director compensation at comparable companies and make recommendations regarding the form and amount of compensation as appropriate.

5.	Director Orientation and Continuing Education

The Company shall provide a new director orientation program with senior management. The orientation will take place as soon as reasonably practical after the appointment of the new Director.

The Company shall seek to enhance the Board’s knowledge of the Company through regular presentations and interaction with management, periodic visits to Company facilities and thorough reviews of budgeting, strategy and other matters coming before the Board.

When the Board determines that continuing education is appropriate, the Company shall support the continuing education efforts of the Board and individual Board members.

6.	Management Development and Succession Planning

The Compensation and Stock Option Committee shall discuss contingency planning annually to provide for the event that one or more senior managers were to leave the Company or become disabled, consulting, as the Committee deems appropriate, with the Chief Executive Officer and other persons.

7.	Annual Performance Evaluation of the Board

The Board shall perform an annual evaluation of the effectiveness of the Board as a body in the direction and management of the business and affairs of the Company.

Each committee of the Board shall perform an annual evaluation of the effectiveness of its committee as a body and will consider what steps are necessary to improve its functioning in light of its mandate from the Board and its capacity to represent the stockholders within the areas delegated to it.

The results of the Board and committee evaluations shall be presented for discussion with the full Board.

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8.	Annual Evaluation of Chief Executive Officer

The Compensation and Stock Option Committee (together with the other independent Directors, if directed by the Board) will carry out an evaluation of the performance of the Chief Executive Officer on an annual basis.

9.	Ownership of Company Stock by Executive Officers and Directors

Lydall’s Board of Directors and management believe that further linking the personal financial interests of senior management and Directors to the Company’s success gives them a greater stake in the Company and aligns the interests of the Company’s directors and officers with stockholders. This in turn results in long-term management for the benefit of stockholders. The Board has therefore established the following minimum stock ownership guidelines:

•	Non-employee Directors: holding stock equal in cost to four times their current annual retainer

•	Chief Executive Officer: holding stock equal in cost to two times his current base salary

In all cases, once an employee or Director is covered by an ownership guideline, stock ownership levels should be achieved within the later of five years of the adoption of these Guidelines or within five years of first appointment as a member of senior management or election as a Director, unless a waiver is granted by the Compensation and Stock Option Committee.

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ANNUAL MEETING OF STOCKHOLDERS OF

LYDALL, INC.

April 27, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê    Please detach along perforated line and mail in the envelope provided.    ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS (Proposal 1)		2. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP (Proposal 2)	FOR	AGAINST	ABSTAIN
☐ FOR	NOMINEES: O Lee A. Asseo		☐	☐	☐
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Kathleen Burdett O W. Leslie Duffy, Esq. O Matthew T. Farrell O David Freeman	3. In their discretion, such other business as may properly come before the meeting.
☐ FOR ALL EXCEPT (See instructions below)	O William D. Gurley O Suzanne Hammett O S. Carl Soderstrom, Jr.	The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF THE SPECIFIED NOMINEES AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

LYDALL, INC.

The undersigned hereby appoints Kathleen Burdett, W. Leslie Duffy, Esq., and David Freeman, or any one of them, with full power of substitution, as attorneys and proxies, to vote all shares of stock of Lydall, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Autorino Great Hall of The Bushnell Center for the Performing Arts, 166 Capitol Avenue, Hartford, Connecticut on April 27, 2006 at 9:00 a.m. E.T. and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement and instructs its attorneys and proxies to vote as set forth on this Proxy and in their discretion and any other matters properly coming before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

(To be signed on Reverse Side)

ANNUAL MEETING OF STOCKHOLDERS OF

LYDALL, INC.

April 27, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible. - OR -	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. - OR -	ACCOUNT NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê    Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.     ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS (Proposal 1)		2. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP (Proposal 2)	FOR	AGAINST	ABSTAIN
☐ FOR	NOMINEES: O Lee A. Asseo		☐	☐	☐
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Kathleen Burdett O W. Leslie Duffy, Esq. O Matthew T. Farrell O David Freeman	3. In their discretion, such other business as may properly come before the meeting.
☐ FOR ALL EXCEPT (See instructions below)	O William D. Gurley O Suzanne Hammett O S. Carl Soderstrom, Jr.	The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF THE SPECIFIED NOMINEES AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.